UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ULTIMATE PRODUCTS CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	77-0713267
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

530 Alameda Del Prado

Suite 339

Novato, California 94949

(415) 608-7992

 (Address of principal executive offices) (Zip Code)

Title of each class to be	Name of each exchange on which
registered	each class is to be registered

Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box       .

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box   X  .

Securities Act registration statement file number to which this form relates: 333-152011

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock with a par value of $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     A description of the Registrant's Common Stock is set forth under the caption "Description of Securities" contained in the prospectus included in the Company's Registration Statement on Form S-1(File No. 333-152011) as originally filed with the Securities and Exchange Commission on October 16, 2007 (the "Registration Statement"), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

ITEM 2. EXHIBITS

     3.1  Articles of Incorporation (incorporated by reference from Ultimate Products Corporation’s Registration Statement on Form S-1 filed on June 30, 2007, Registration No. 333-152011.)

     3.2  By-laws (incorporated by reference from Ultimate Products Corporation’s Registration Statement on Form S-1 filed on June 30, 2007, Registration No. 333-152011.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

ULTIMATE PRODUCTS CORPORATION

By: /s/ George Vogelei

   President, Treasurer and Director

   August 3, 2010